UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

(214) 303-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 17, 2015, Dean Foods Company (the “Company”) agreed to sell in a private placement $700 million in aggregate principal amount of senior notes due 2023 (the “Notes”) at an issue price of 100% of the principal amount of the Notes, plus accrued interest, if any, from February 25, 2015. The issuance of the Notes is expected to close on February 25, 2015.

The Company intends to use a portion of the net proceeds of the offering to finance the redemption of its outstanding senior unsecured notes due 2016. The Company intends to use the remaining net proceeds to repay a portion of the outstanding borrowings under the Company’s senior secured credit facility and receivables-backed facility.

The Notes are being offered to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Copies of the press releases announcing the offering and the pricing of the Notes are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Dean Foods Company press release dated February 17, 2015

99.2	Dean Foods Company press release dated February 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEAN FOODS COMPANY

By:	/s/ Kristy N. Waterman
Name:	Kristy N. Waterman
Title:	Vice President, Chief Counsel - Corporate

Date: February 23, 2015

Index to Exhibits

Exhibit Number	Description

99.1	Dean Foods Company press release dated February 17, 2015

99.2	Dean Foods Company press release dated February 20, 2015